Exhibit 16

PORTMAN RIDGE FINANCE CORPORATION
POWER OF ATTORNEY

Each of the undersigned officers and directors of Portman Ridge Finance Corporation, a corporation incorporated in Delaware (the “Company”), do constitute and appoint Edward Gilpin, Jason Schaefer, Patrick Schafer and Jason Roos as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Company to comply with, or register any security issued by the Company under, the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Company’s Registration Statement on Form N-14, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 26th day of January, 2021.

/s/ Edward Goldthorpe	/s/ Dean C. Kehler
Edward Goldthorpe President, Chief Executive Officer and Director	Dean C. Kehler Director

/s/ Edward U. Gilpin	/s/ Robert Warshauer
Edward U. Gilpin Chief Financial Officer, Secretary and Treasurer	Robert Warshauer Director

/s/ Alexander Duka	/s/ Graeme Dell
Alexander Duka Director	Graeme Dell Director

/s/ George Grunebaum	/s/ Matthew Westwood
George Grunebaum Director	Matthew Westwood Director

/s/ Christopher Lacovara	/s/ Joseph Morea
Christopher Lacovara Director	Joseph Morea Director